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                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Guilford Pharmaceuticals Inc.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus. Our report refers to a change in the Company's revenue recognition policy for non-refundable up front fees in 2000.

                                                              /s/ KPMG LLP

Philadelphia, Pennsylvania
June 18, 2001